United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

10780 Santa Monica Blvd., Suite 400
Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.              Entry into a Material Definitive Agreement.

We previously reported on April 30, 2008 (the “April 8-K”) that, on April 24, 2008, we and our affiliated IPA, Prospect Medical Group, Inc. (collectively, the “Prospect Parties”), entered into a Stock Purchase Agreement with Greater Midwest, Sierra Medical Group Holding Company, Inc. (“Heritage PC”) and Richard Merkin, M.D. (“Shareholder”), as the owner of 100% of the issued and outstanding stock of Greater Midwest and Heritage PC (collectively, the “Heritage Parties”). We also previously reported on July 3, 2008 (the “July 8-K”) that, on that date, the Stock Purchase Agreement was amended in certain respects (the “First Amendment”), including revisions to the consideration payable by the Heritage Parties to the Prospect Parties, as more fully described in the July 8-K.

The Stock Purchase Agreement, as amended, provides for the sale by us to Greater Midwest of all of the outstanding stock of Sierra Medical Management, Inc. (“SMM”) and for the sale by Prospect Medical Group to Heritage PC of all of the outstanding shares of certain California professional corporations, each of which is an independent practice association or medical group to which SMM provides management and administrative services under long-term management agreements (collectively, with SMM, the “AV Entities”). The Stock Purchase Agreement, as amended, also provides for the Prospect Parties to enter into a non-competition agreement in the Antelope Valley region of Los Angeles County for the benefit of the Heritage Parties (the “Non-Competition Agreement”).

On August 1, 2008, the Stock Purchase Agreement was further amended in certain respects (the “Second Amendment”). The Second Amendment provides (i) that $1,500,000 of the Balance Sheet Adjustment Amount (as defined in the July 8-K) could be released to the Heritage Parties in order to fund the operations of the AV Entities following the closing, (ii) that the Heritage Parties pay from the purchase price certain expenses of the Prospect Parties at the closing, and (iii) for certain post-closing indemnifications of the Heritage Parties and the Prospect Parties as to certain of the health care agreements being transferred through the transaction.

Except as expressly modified herein, the information provided in the April 8-K and the July 8-K, as referenced above, is hereby incorporated by reference.

Item 8.01.              Other Events.

On August 1, 2008, the Prospect Parties and the Heritage Parties completed the sale of the AV Entities to the Heritage Parties pursuant to the terms of the amended Stock Purchase Agreement, as described in Item 1.01. The disposition of the AV Entities was effected through our sale of all of the outstanding stock of SMM to Greater Midwest and the sale by Prospect Medical Group of all of the outstanding shares of certain California professional corporations to Heritage PC. As consideration for the AV sale, we received a total of $8 million (subject to post closing adjustments).  The Prospect Parties also entered into the Non-Competition Agreement.

Before the sale of the AV Entities to the Heritage Parties, no material relationship existed between any shareholder of the Heritage Parties and us or our affiliates, our respective directors and officers, or the associates of such directors and officers, other than Shareholder’s ownership of 607,400 shares of the Company’s common stock (currently representing 5.2% of the class), as reported by Shareholder in a Schedule 13G filed on May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Medical Holdings, Inc.

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Dated: August 6, 2008